EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

BRESLER & REINER, INC. (OTC: BRER) ANNOUNCES THE RESIGNATION AND ELECTION OF OFFICERS

ROCKVILLE, MD. – March 28, 2005:  Bresler & Reiner, Inc. (OTC: BRER), today announced a reorganization of its excutive officers.  On March 23, 2005 our Board of Directors accepted the resignation of Burton J. Reiner from his position as our President.  Mr. Reiner will remain as one of our Directors.  The Board appointed Sidney M. Bresler our Chief Executive Officer, to the position of President, effectively immediately, and Mr. Bresler will serve in both capacities.  Mr. Bresler resigned from his current position as Chief Operating Officer.

On March 23, 2005, our Board of Directors appointed Darryl M. Edelstein, who currently is our Chief Financial Officer, to the position of Chief Operating Officer, effectively immediately.  Mr. Edelstein will continue to serve as our Chief Financial Officer until we hire a successor for that position.

Bresler & Reiner, Inc. develops and owns commercial, residential and hospitality properties in the Washington, DC, Philadelphia, Pennsylvania, Baltimore, Maryland, Ocean City, Maryland, Orlando, Florida and Tampa, Florida metropolitan areas.

This press release may contain forward-looking statements that are based on current estimates, expectations, forecasts and projections about us, our future performance, the industry in which we operate, our beliefs and management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or “would be,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

For further information contact:	Sidney M. Bresler, CEO
Bresler & Reiner, Inc.
11140 Rockville Pike
Suite 620
Rockville, Maryland 20852
(301) 945-4300
www.breslerandreiner.com